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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in: Registration Statements Nos. 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program; 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178 and 333-109250 for the Abbott Laboratories 1996 Incentive Stock Program; 333-74220 and 333-102179 for the Abbott Laboratories Deferred Compensation Plan; 333-75442 and 333-109254 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180 and 333-109253 for the Abbott Laboratories Stock Retirement Program and Trusts; Abbott Laboratories' previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8, in Registration No. 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Abbott Laboratories' previously filed Form S-3 Registration Statements 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, 333-55446 and 333-109132 of our reports dated February 16, 2005 relating to the consolidated financial statements and financial statement schedule of TAP Pharmaceutical Products Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2005

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  Exhibit 23.2